SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant    X
Filed by a Party other than the Registrant

Check the appropriate box:
    Preliminary Proxy Statement             Confidential, For Use of the Com-
                                            mission Only (as permitted by
                                            Rule 14a-6(e)(2))

 X  Definitive Proxy Statement
    Definitive Additional Materials
    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     First National Community Bancorp, Inc.
                (Name of Registrant as Specified in Its Charter)


     (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   X    No fee required.
        Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.
(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was Determined):

(4) Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

            Fee paid previously with preliminary materials:

           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) And identify the filing for which the offsetting fee was paid previously. Identify the previous filing By registration statement number, or the form or schedule and the date of its filing.
(1)      Amount previously paid:

(2)      Form, Schedule or Registration Statement no.:

(3)      Filing Party:

(4)      Date Filed:

                     FIRST NATIONAL COMMUNITY BANCORP, INC.
                                      PROXY
                FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  MAY 19, 1999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST NATIONAL COMMUNITY BANCORP, INC.

     The undersigned hereby appoints Dr. Charles Bannon and Leonard A. Verrastro and each or any of them, proxies of the undersigned with full power of substitution to vote all of the shares of First National Community Bancorp, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the company, to be held at the company's Administrative Office, 102 East Drinker Street, Dunmore, Pennsylvania 18512, on Wednesday, May 19, 1999, at 2:00 p.m., prevailing time, and at any adjournment or postponement thereof as follows:

1. ELECTION OF DIRECTORS: To elect four (4) Class A Directors to serve for a three (3) year term and until their successors are elected and have qualified.

                   FOR all nominees (except as indicated to the contrary below)

         NOMINEES:

         Michael J. Cestone, Jr.

         Louis A. DeNaples

         Joseph J. Gentile

         Joseph O. Haggerty


         INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the following space.

       ----------------------------------------------------------------

         _________AGAINST all nominees


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS LISTED ABOVE. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS LISTED ABOVE.


     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or other postponement thereof.

         The undersigned hereby ratifies and confirms all that the proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue of this proxy form, and hereby revokes any and all proxies previously given by the undersigned to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the proxy statement accompanying the notice.

                          Dated: ______________________1999

                                  Signed:__________________________

                                       --------------------------

         Please date the Proxy and sign above as your name(s) appear(s) on the stock certificate(s). Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should give their full titles.


I (We) do  _____ do not _____ expect to attend the Meeting.

                     FIRST NATIONAL COMMUNITY BANCORP, INC.
                             102 East Drinker Street
                           Dunmore, Pennsylvania 18512

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         Notice is hereby given that, pursuant to its Bylaws and the call of its Board of Directors, the 1999 Annual Meeting of Shareholders of First National Community Bancorp, Inc. will be held at the company's Administrative Office, 102 East Drinker Street, Dunmore, Pennsylvania, on Wednesday, May 19, 1999 at 2:00 p.m., prevailing time, to consider and vote upon the following matters:

1. To elect four Class A directors to serve for a three-year term and until their successors are elected and have qualified; 2. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on March 31, 1999, as the record date for determining shareholders entitled to notice of and to vote at the Meeting.

         Please refer to the attached proxy statement and the 1998 Annual Report to Shareholders, which was mailed on March 31, 1999, under separate cover, for further information. Additional copies may be obtained by contacting William S. Lance, Treasurer, at the address below. Copies of the company's first quarter 1999 financial information, as required to be filed on Form 10-Q, will also be available on or after May 15, 1999.


PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.

      By Order of the Board of Directors,




     J. David Lombardi, President and Chief Executive Officer
     April 19, 1999

                     FIRST NATIONAL COMMUNITY BANCORP, INC.
                             102 EAST DRINKER STREET
                           DUNMORE, PENNSYLVANIA 18512







                              TRADING SYMBOL: FNCB






                                 PROXY STATEMENT


                                     FOR THE


                       1999 ANNUAL MEETING OF SHAREHOLDERS










Mailed to Shareholders on or about April 19, 1999

                     FREQUENTLY ASKED QUESTIONS AND ANSWERS



Q: WHO IS ENTITLED TO VOTE?

A: Shareholders as of the close of business on March 31, 1999 (the Voting Record
   Date).  Each share of common stock is entitled to one vote.


Q: HOW DO I VOTE?

A: There are two methods. You may vote by completing and mailing your proxy or by attending the Annual Meeting and voting in person. (See page 2 of the Proxy Statement for more details).


Q: HOW DOES DISCRETIONARY AUTHORITY APPLY?

A: If you sign your proxy but do not make any selections, you give authority to Dr. Charles Bannon and Leonard A. Verrastro, as proxy holders, to vote on the two proposals and any other matter that may arise at the meeting.


Q: IS MY VOTE CONFIDENTIAL?

A: Yes. Only the Judges of Election and the proxy holders will have access to your proxy. All comments will remain confidential unless you ask that your name be disclosed.


Q: WHO WILL COUNT THE VOTES?

A: Frank Caputo and Paul Latzanich will tabulate the votes and act as Judges of Election.


Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY?

A: Your shares are probably registered differently or are in more than one account.Sign and return all proxies to ensure that all your shares are voted.


Q: WHAT CONSTITUTES A QUORUM?

A: As of March 31, 1999,  2,398,360 shares of common stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. If you vote by proxy or in person, you will be considered part of the quorum.

Q: WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?

A: Approximately 26% of our common stock as of February 28, 1999. (See page 4 of the Proxy Statement for more details).


Q: WHAT ARE THE SOLICITATION EXPENSES?

A: First National  Community  Bancorp,  Inc.,  has retained  Registrar and
   Transfer Company of Cranford, New Jersey as its transfer agent. In its capacity as transfer agent, Registrar and Transfer will assist in the distribution of proxy materials and solicitation of votes for a stated fee of $300 plus out-of-pocket expenses.


Q: WHO ARE THE LARGEST PRINCIPAL SHAREHOLDERS?

A: Louis A. DeNaples, as of February 28, 1999
   Dominick L. DeNaples, as of February 28, 1999
   (See page 3 of the Proxy Statement for more details).


Q: WHEN ARE THE 2000 SHAREHOLDER PROPOSALS DUE?

A: As a shareholder, you must submit your proposal in writing by December 23, 1999, to William S. Lance, Treasurer, First National Community Bancorp, Inc. at the Administrative Office of the company at 102 East Drinker Street, Dunmore, PA 18512.

                                 PROXY STATEMENT
                                TABLE OF CONTENTS


                                                                        PAGE

General Information                                                      1

         Date, Time and Place of the Annual Meeting                      1
         Purpose of the Annual Meeting                                   1
         Record Date, Quorum, Voting Rights                              1
         Solicitation of Proxies                                         2
         Voting and Revocation of Proxies                                2

Principal Beneficial Owners Of The Company's Common Stock                3

         Principal Owners                                                3
         Beneficial Ownership by Directors and Principal Officers        4

Election Of Directors                                                    5

         Information as to Nominees, Directors and Executive Officers    6
         The Boards of Directors                                         8
         Board of Director Interlocks and Insider Participation          8

Executive Compensation                                                   9

         Summary Compensation Table                                      9
         Compensation of Directors                                      10
         Employment Agreement                                           10
         Profit Sharing Plan                                            11

Stock Performance Graph And Table                                       12
Certain Relationships And Related Transactions                          14
Principal Officers of the Company                                       14
Principal Officers of the Bank                                          15
Independent Auditors                                                    16
Legal Proceedings                                                       16
Shareholder Proposals                                                   17
Other Matters                                                           17
Additional Information                                                  17

                                 PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

                     FIRST NATIONAL COMMUNITY BANCORP, INC.

                           TO BE HELD ON MAY 19, 1999

                               GENERAL INFORMATION


Date, Time and Place of Annual Meeting

         This Proxy Statement is being furnished for the solicitation by the Board of Directors of First National Community Bancorp, Inc., a Pennsylvania business corporation and registered bank holding company, of proxies to be voted at the Annual Meeting of Shareholders of the company to be held at the company's Administrative Office, 102 East Drinker Street, Dunmore, Pennsylvania 18512-2491 on Wednesday, May 19, 1999, at 2:00 p.m., prevailing time. All inquiries should be directed to William S. Lance, Treasurer. This Proxy Statement and the enclosed form of proxy are first being sent to shareholders of the company on or about April 19, 1999.

Purpose of the Annual Meeting

         At the Annual  Meeting,  shareholders of the company will be requested:
(1) to elect four Class A Directors to serve for a three-year term and until their successors are duly elected and qualified; and (2) to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Record Date; Quorum; Voting Rights

         The Board of Directors of the company has fixed the close of business on March 31, 1999 as the record date for the determination of shareholders of the company entitled to notice of and to vote at the Annual Meeting. On the Record Date, the company had outstanding 2,398,360 shares of common stock, par value One Dollar and Twenty-five Cents ($1.25) per share, the only authorized class of stock, which was held by approximately nine hundred shareholders.

         Under Pennsylvania law and the By-laws of the company, the presence of a quorum, in person or by proxy, is required for each matter to be acted upon at the Annual Meeting. The presence of a quorum, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, shall constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

         Each holder of common stock will be entitled to one vote, in person or by proxy, for each share of common stock standing in his or her name on the books of the company as of the record date for the meeting on any matter submitted to the vote of the shareholders. Assuming the presence of a quorum, the four nominees for director receiving the highest number of votes shall be elected.


Solicitation of Proxies

                  The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material that the company may furnish shareholders in connection with the Annual Meeting, will be borne by the company. In addition to solicitation by mail, directors, officers and employees of the company may solicit proxies from shareholders personally or by telephone, telegram or telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of the common stock held of record by these persons, and upon request therefor, the company will reimburse them for their reasonable forwarding expenses.

Voting and Revocation of Proxies

         Shares represented by proxies properly signed, executed and returned, unless subsequently revoked, will be voted at the Annual Meeting in accordance with the instructions made thereon by the shareholders. If a proxy is signed, executed and returned without indicating any voting instructions, the shares represented by the proxy will be voted FOR the election for all nominees. Execution and return of the enclosed proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving notice to Michael
J. Cestone, Jr., Secretary of the Company.

         A shareholder of the company who returns a proxy may revoke the proxy prior to the time it is voted: (1) by giving written notice of revocation to Michael J. Cestone, Jr., Secretary of First National Community Bancorp, Inc., 102 East Drinker Street, Dunmore, Pennsylvania 18512-2491; (2) by executing a later-dated proxy and giving written notice thereof to the Secretary of the Company; or (3) by voting in person after giving written notice to the Secretary of the Company. Attendance by a shareholder at the Annual Meeting will not itself be deemed or constitute a revocation of the proxy.

            PRINCIPAL BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK


Principal Owners


         The following table sets forth, as of February 28, 1999, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent (5%) of the company's outstanding common stock, the number of shares beneficially owned by such person and the percentage of the company's outstanding common stock so owned. The footnote to the following table is set forth on page 4 under the section entitled "Beneficial Ownership by Directors and Principal Officers."

                                                       Percent of Outstanding
                                                            Common Stock
Name and Address     Shares Beneficially Owned (1)       Beneficially Owned
----------------     -----------------------------       ------------------

Louis A. DeNaples              174,422                           7.27%
400 Mill Street
Dunmore, PA  18512

Dominick L. DeNaples           162,856                           6.79%
400 Mill Street
Dunmore, PA  18512

Beneficial Ownership by Directors and Principal Officers

         The following table sets forth, as of February 28, 1999, the amount and percentage of the common stock of the company beneficially owned by each director and all principal officers and directors of the company as a group. This information has been furnished by the reporting persons.

      Name of Individual              Amount and Nature of             Percent
      or Identity of Group            Beneficial Ownership (1)        of Class
     ---------------------            ------------------------        ---------
Angelo F. Bistocchi                         20,146                       .84%
Michael G. Cestone                           9,984                       .42%
Michael J. Cestone, Jr.                     36,392(2)                   1.52%
Joseph Coccia                               11,890                       .50%
William P. Conaboy                             936                       .04%
Dominick L. DeNaples                       162,856(3)                   6.79%
Louis A. DeNaples                          174,422(4)                   7.27%
Joseph J. Gentile                          106,346(5)                   4.43%
Martin F. Gibbons                           20,554                       .86%
Joseph O. Haggerty                           3,872                       .16%
George N. Juba                              14,644                       .61%
J. David Lombardi                           27,720(6)                   1.15%
John R. Thomas                              38,479(7)                   1.60%

All Directors and Principal Officers
as a Group (14)                            628,925                     26.22%

As used throughout the Proxy Statement, the term "Principal Officers" refers to Executive Officers of the company including President and Treasurer.

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after February 28, 1999. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, all shares are legally owned by the reporting person individually or jointly with his spouse.

(2) Includes 8,090 shares held individually by his spouse.

(3) Includes 12,000 shares held jointly with his children.

(4) Includes 2,282 shares held individually by his spouse and 7,462 shares held jointly with his children.
(5) Includes 21,670 shares held individually by his spouse.
(6) Includes 144 shares held by his minor children.
(7) Includes 5,400 shares held individually by his spouse.

ITEM 1:
                              ELECTION OF DIRECTORS

         The company has a classified Board of Directors with staggered three-year terms of office. In a classified board, the directors are generally divided into separate classes of equal number. The terms of the separate classes expire in successive years. Thus, at each Annual Meeting of Shareholders successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three (3) years, so that the term of office of one class of directors shall expire in each year. The Board of Directors shall have the sole discretion to increase the number of directors that shall constitute the whole Board of Directors; provided however, that the total number of directors in each class remains relatively proportionate to the others.

         Pursuant to Section 9.1 of Article 9 of the company's By-Laws, nominations for election to the Board of Directors may be made by the Board of Directors or any stockholder entitled to vote for the election of directors. Any shareholder who intends to nominate any candidate for election to the Board of Directors (other than any candidate proposed by the corporation's then existing Board of Directors) shall notify the Secretary of the Corporation in writing not less than sixty (60) days prior to the date of any meeting of shareholders called for the election of directors. Such notification shall contain the following information to the extent known by the notifying shareholder:
a) the name and address of each proposed nominee;

b) the age of each proposed nominee;

c) the principal occupation of each proposed nominee;

d) the number of shares of the corporation owned by each proposed nominee;

e) the total number of shares that to the knowledge of the notifying shareholder will be voted for each proposed nominee;

f) the name and residence address of the notifying shareholder; and

g) the number of shares of the corporation owned by the notifying shareholder.

         Any nomination for director not made in accordance with this Section shall be disregarded by the presiding officer of the meeting, and votes cast for each such nominee shall be disregarded by the judges of election. In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with this Section, the nomination shall be honored and all votes cast for such nominee shall be counted.

         Article 9, Section 9.2 provides that the number of directors that shall constitute the whole Board of Directors shall be not less than three (3). The Board of Directors shall be classified into three (3) classes, each class to be elected for a term of three (3) years. The terms of the respective classes shall expire in successive years as provided in Section 9.3 of the corporation's By-laws. Within the foregoing limits, the Board of Directors may from time to time fix the number of directors and their respective classifications.

         Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the four (4) nominees for Class A Director named below. If any nominee should become unavailable for any reason, proxies will be voted in favor of a substitute nominee as the Board of Directors shall determine. The Board of Directors has no reason to believe that the nominees named will be unable to serve, if elected. Any vacancy on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he was appointed. Election of a nominee to the office of director will require an affirmative vote of a majority of the shares of common stock represented at the Annual Meeting.

         Cumulative voting rights shall not exist with respect to the election of directors. Except as may be otherwise provided by statute or by the Articles of Incorporation, at every shareholders meeting, every shareholder entitled to vote shall have the right to one vote for every share owned of the corporation on the record date fixed for the meeting. For example, if a shareholder owns 100 shares of common stock, he or she may cast up to 100 votes for each of the nominees for director in the class to be elected.



Information As To Nominees, Directors and Executive Officers

         The following table contains certain information with respect to the nominees and the directors whose terms of office expire in 1999, 2000 and 2001, respectively.


                                Age as of                     Principal Occupation               Director Since
     Name                    February 28, 1999                 For Past Five Years                Company/Bank
     -----                   -----------------                 -------------------               -------------

CLASS A DIRECTORS WHOSE TERM EXPIRES IN 1999 AND NOMINEES FOR CLASS A DIRECTOR WHOSE TERM EXPIRES IN 2002

Michael J. Cestone, Jr. (1)        67                President, M.R. Company (Real Estate            1998/1969
                                                     Corporation); CEO, S.G. Mastriani Co.;
                                                     Secretary of the Board  of the Bank since 1971

Louis A. DeNaples (2)              58                President, DeNaples Auto                        1998/1972
                                                     Parts, Inc.; President, Keystone
                                                     Landfill Inc.; Vice President
                                                     F&L Realty Corp; Chairman of the
                                                     Board of the Company since 1998
                                                     and of the Bank since 1988

Joseph J. Gentile                  68                President, Dunmore Oil Co., Inc                 1998/1989

Joseph O. Haggerty                 59                Retired Superintendent,                         1998/1987
                                                     Dunmore School District




CLASS B DIRECTORS WHOSE TERM EXPIRES IN 2000

Michael G. Cestone (1)             36                President, S.G. Mastriani                       1998/1988
                                                     Company (General Contractor)

Martin F. Gibbons                  83                Partner, Gibbons Ford                           1998/1979

J. David Lombardi                  50                President and Chief Executive Officer           1998/1986
                                                     of the Company since 1998 and of the
                                                     Bank since 1988

John R. Thomas                     81                Chairman of the Board, Wesel                    1998/1967
                                                     Manufacturing Company (design and
                                                     manufacturing of precision machinery)




CLASS C DIRECTORS WHOSE TERM EXPIRES IN 2001

Angelo F. Bistocchi                79               Retired Restauranteur;                           1998/1971
                                                    Vice President of the Board of
                                                    the Bank since 1978

Joseph Coccia                      44               President, Coccia Ford, Inc;                     1998/1998
                                                    President, Coccia Lincoln Mercury, Inc.

William P. Conaboy                 40               Vice President, General Counsel,                 1998/1998
                                                    Allied Services


Dominick L. DeNaples (2)           61               President, F&L Realty Corp.;                     1998/1987
                                                    Vice President, DeNaples Auto
                                                    Parts Inc.; Vice President, Keystone
                                                    Landfill, Inc.


George N. Juba                     72               Consultant to the Bank                           1998/1973




(1)      Micheal G. Cestone is the son of Michael J. Cestone, Jr.
(2)      Messrs. Louis A. DeNaples and Dominick L. DeNaples are brothers.


The Boards Of Directors


         During 1998, the Board of Directors of the company held five (5) meetings. Directors received no remuneration for attendance at meetings of the Board of Directors of the company.

         During 1998, the bank's Board of Directors held twenty-three (23) meetings. Each of the directors attended at least 75% of the meetings of the bank's Board of Directors for which they were scheduled, with the exception of Mr. George N. Juba.

         The directors generally function as a full board. In lieu of a nominating committee, the full board nominates the slate for the election of the Board of Directors. In lieu of a compensation committee, the full board appoints and sets compensation of officers and directors. In lieu of an audit committee, the full board appoints the independent outside accountants to conduct external audits of the company's books, records and procedures and meets with the outside accountants to discuss the results of their audits. To assure maximum independence and candor in the internal audit function, management director Lombardi, who serves as President and Chief Executive Officer, does not participate in the board's deliberations when the board receives reports from its internal auditor. During 1998, the board held four (4) meetings of this type. All non-management members attended at least 75% of the meetings for which they were scheduled except Mr. George N. Juba and Mr. Joseph Coccia.

         In 1993, the Board of Directors of the bank established a Senior Loan Committee to meet on alternating weeks as deemed necessary. Membership on this committee shall consist of (a) the Chairman, President and Chief Executive Officer of the bank (permanent members), and (b) other members of the Board of Directors (appointed on a rotating basis quarterly, with no more than three members appointed from this group at any one time). In 1998, there were twelve (12) meetings of the Senior Loan Committee. Each appointed director was present for more than 75% of the meetings for which they were scheduled except Mr. Michael J. Cestone, Jr., Mr. William P. Conaboy, Mr. John
R. Thomas and Mr. George N. Juba.

Board of Directors Interlocks and Insider Participation

         J. David Lombardi, President and Chief Executive Officer of the company and the bank, is a member of both Boards of Directors. Mr. Lombardi makes recommendations to the Board of Directors regarding compensation for employees. Mr. Lombardi does not participate in conducting his own review. The entire Board of Directors votes to establish and approve the company's compensation policies.

                             EXECUTIVE COMPENSATION

         Shown below is information concerning the annual compensation for services in all capacities paid by the company and the bank for the fiscal years ended December 31, 1998, 1997, and 1996 of those persons who were, at December 31, 1998, (i) the Chief Executive Officer, and (ii) the four other most highly compensated executive officers of the company, to the extent such persons' total annual salary and bonus exceeded $100,000:



 Summary Compensation Table

                                   Annual Compensation                              Long-Term Compensation


                                                                         Awards             Payouts
---------------- -------- ---------- ---------- ---------------- --------- ------------ -------- ================

   Name and                                          Other       Restricted                            All
   Principal                                        Annual        Stock      Option/     LTIP         Other
   Position        Year    Salary      Bonus     Compensation     Awards      SARs      Payouts   Compensation
                           ($)(1)     ($)(2)        ($)(3)         ($)         (#)        ($)        ($)(4)
      (a)          (b)       (c)        (d)           (e)          (f)         (g)        (h)          (i)
---------------- -------- ---------- ---------- ---------------- --------- ------------ -------- ================
J. David         1998     $179,000   $250,000          -            -           -          -        $25,979
Lombardi,        1997      169,000    200,000          -            -           -          -         25,402
President and    1996      159,000    175,000          -            -           -          -         23,279
Chief Executive
Officer of the
Company and
the Bank

Thomas P.        1998       87,135     40,000          -            -           -          -         12,538
Tulaney,         1997       81,000     32,000          -            -           -          -         10,651
Executive Vice   1996       78,000     25,000          -            -           -          -          9,427
President
Of the Bank

Gerard A.
Champi,          1998       79,634     40,000          -            -           -          -        11,496
Executive Vice   1997       72,492     32,000          -            -           -          -         9,645
President of     1996       68,500     27,000          -            -           -          -         8,463
the Bank
---------------- -------- ---------- ---------- ---------------- --------- ------------ -------- ================

(1) Includes directors' fees of $24,000 in each of 1996, 1997 and 1998, for Mr. Lombardi.

(2) Cash bonuses are awarded at the conclusion of a fiscal year based upon the Board of Directors' subjective assessment of the bank's performance as compared to both budget and prior fiscal year performance, and the individual contributions of the officers involved.

(3) The named executive officers did not receive perquisites or other personal benefits during 1998 which, in the aggregate, cost the bank the lesser of $50,000 or 10% of the named executive officers' salary and bonus earned during the year. Perquisites and other personal benefits which were received by the named executives were valued based on their cost to the bank.

(4) For Mr. Lombardi, includes $16,471, $15,894, and $13,771 contributed by the company pursuant to the Employees' Profit Sharing Plan for 1998, 1997, and 1996, respectively and includes director's bonus of $7,500, in each of 1998, 1997 and 1996, respectively. Also includes $2,008 in premiums paid to purchase additional life insurance in each of the years 1998, 1997, and 1996. For Mr. Tulaney and Mr. Champi, represents amounts contributed by the company to the Employees' Profit Sharing Plan in the years shown.


Compensation of Directors

         Members of the bank's Board of Directors are compensated at the rate of $1,000 per board meeting, including four (4) compensated absences at full compensation, after which members are not paid for any unexcused absence, except for Mr. George N. Juba who is compensated for unlimited absences. Excused absences are limited to non-attendance due to other bank business. The aggregate amount of such fees paid in 1998 was $284,000. In 1998, Michael J. Cestone, Jr., George N. Juba and John R. Thomas were compensated $31,500, in the aggregate, for special services (respectively Secretary, Special Consultant and Investment Advisor) rendered to the Bank. All directors of the bank also received a bonus of $7,500 in 1998. During 1998, the Board of Directors of the company held five
(5) meetings. Directors received no additional remuneration for attendance at meetings of the Board of Directors of the company. Members of the Bank's Senior Loan Committee do not receive a fee for attendance at Senior Loan Committee meetings.

Employment Agreement

         The bank entered into an employment agreement with Mr. J. David Lombardi, President and Chief Executive Officer effective on January 1, 1990, amended September 28, 1994. On July 8, 1998 the Board of Directors of the corporation approved and adopted an amendment to the employment agreement which added the corporation as a party to the agreement. This agreement is designed to assist the company and the bank in retaining a highly qualified executive and to help ensure that if the company is faced with an unsolicited tender offer proposal, Mr. Lombardi will continue to manage the company without being unduly distracted by the uncertainties of his personal affairs and thereby will be better able to assist in evaluating such a proposal in an objective manner.

         The agreement provides for a base annual salary of $155,000 in 1998. Additional compensation by way of salary increases, bonuses or fringe benefits may be established from time to time by appropriate board action. The agreement does not preclude Mr.
Lombardi from serving as a director of the company and the bank and receiving related fees.

         The agreement may be terminated by the company with or without "just cause" ("just cause" is defined in the agreement), or upon death, permanent disability, or normal retirement of Mr. Lombardi, or upon the termination of Mr. Lombardi's employment by resignation or otherwise. In the event employment is terminated with "just cause," Mr. Lombardi shall receive salary payment at his then effective base salary, as if his employment had not been terminated, for a period of three months, excluding bonuses or fringe or supplemental payments theretofore authorized by the Board of Directors. In the event that the termination of employment is occasioned by the company without "just cause," Mr. Lombardi shall continue to receive each month, for a period of two years from the effective date of termination; (1) his monthly base salary payments from the bank at the rate in effect on the date of the termination; (2) his monthly Board of Directors fees; and (3) one twelfth of the average of the bonuses paid to him over the preceding three years, all computed as if his employment had not been terminated.

         In the event that there is a "change in control" (as defined in the agreement), and as a result thereof Mr. Lombardi's employment is terminated or his duties or authority are substantially diminished or he is removed from the office of Chief Executive Officer of the reorganized employer, Mr. Lombardi may terminate his employment by giving notice to the company within sixty days of the occurrence of the "change in control." Upon such termination, the company is obligated to pay Mr. Lombardi the total sum of the following: (1) three times his then annual base salary which was in effect as of the date of the change in control; (2) three times his then annual Board of Director's fee; and (3) three times the average of his bonuses for the prior three years.

         Subsequent to termination, Mr. Lombardi shall not accept employment in any office or branch of any financial institution or subsidiary in Lackawanna County for a period of three (3) years, unless such severance was made by the company without "just cause".


Profit Sharing Plan

         In 1969, the bank adopted a Profit Sharing Plan which was subsequently amended to comply with the Employee Retirement Income Security Act of 1974 and the Tax Equity and Fiscal Responsibility Act of 1982. Under the plan, any employee who has attained the age of twenty-one (21) shall be eligible to become a plan participant on the earlier of the first day of the seventh month or the first day of the plan year coinciding with or following the date on which he/she has met the eligibility requirement. In no event shall participation commence later than six (6) months after the date an employee satisfies the service requirements. The plan provides for progressive vesting of an employee's interest in the amount accrued to his/her respective account calculated by the percentage portion of the value of the account which is nonforfeitable based upon years of service. The vesting schedule is as follows:

     Years of Service                       Nonforfeitable Percentage
     ----------------                       -------------------------
           less than 3                                0%
     3 but less than 4                               20%
     4 but less than 5                               40%
     5 but less than 6                               60%
     6 but less than 7                               80%
     7 years and at Normal Retirement               100%

         Upon normal retirement, death prior to retirement, or permanent disability, the employee is entitled to one hundred percent (100%) of the amount credited to his/her account, except that, in the event of voluntary termination or termination for cause prior to the end of three years of continuous employment, the amount credited to the employee's account is forfeited. The maximum amount of the bank's annual contribution is fifteen (15%) of the aggregate salaries of all participants under the plan, or such other amount as determined by the Board of Directors considering net profits of the company for the year. In no event may such contribution exceed the amount deductible by the company for federal income tax purposes. During the year ended December 31, 1998, the bank contributed $250,000 under the plan for all participants. The following amount was contributed on behalf of the individuals named in the summary compensation table: Mr. Lombardi, $16,471, Mr. Tulaney, $12,538 and Mr. Champi, $11,496. Directors who are not also officers or employees of the bank are not eligible to participate in this plan.


                        STOCK PERFORMANCE GRAPH AND TABLE


         The following graph and table compare the cumulative total shareholder return on the company's common stock during the period December 31, 1993, through and including December 31, 1998, with (1) the cumulative total return on all bank stocks traded on the NASDAQ Stock Market, (2), the cumulative total return for all United States stocks traded on the NASDAQ Stock Market, and (3) the cumulative total return on the SNL Securities Corporate performance Index for bank's with assets less than $500 million. The comparison assumes $100 was invested on December 31, 1993, in the company's common stock and in each of the below indices and assumes further the reinvestment of dividends into the applicable securities. The shareholder return shown on the graph and table below is not necessarily indicative of future performance.

                     First National Community Bancorp, Inc.

                                          Period Ending

INDEX                  12/31/93  12/31/94 12/31/95   12/31/96 12/31/97  12/31/98
--------------------------------------------------------------------------------
First National
 Community Bancorp Inc.  100.00   104.78   142.17      201.18   256.66    468.50
--------------------------------------------------------------------------------
NASDAQ-Total US          100.00    97.75   138.26      170.01   208.58    293.21
--------------------------------------------------------------------------------
NASDAQ Bank Index        100.00    99.64   148.38      195.91   328.02    324.90
--------------------------------------------------------------------------------
SNL <$500M Bank
 Asset-Size Index        100.00   107.55   147.13      189.37   322.82    294.76
--------------------------------------------------------------------------------

(1) SNL Securities is a research and publishing firm specializing in the collection and dissemination of data on the banking, thrift and financial services industries.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         There have been no material transactions between the company or the bank, nor any material transactions proposed, with any director or executive officer of the company or the bank, or any associate of the foregoing persons. The company and the bank has engaged in and intends to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of the company and the bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Bank. Total loans outstanding from the bank at December 31, 1998, to the company's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of ten percent (10%) or more were $10,497,630 or 30.3% of the bank's total equity capital. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.


                        PRINCIPAL OFFICERS OF THE COMPANY

         The following table sets forth selected information about the principal officers of the company, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:

                                                                     Number of
                             Office and                   Bank        Shares       Age as  of
                           Position with                Employee   Beneficially   February 28,
Name                       the Company      Held Since   Since       Owned (1)         1999
----                       -----------     -----------   -------    ----------        -----

Louis A. DeNaples          Chairman of         1998        (2)       174,422           58
                           the Board

J David Lombardi           President and       1998        1981       27,720           50
                           Chief Executive
                           Officer

Michael J. Cestone, Jr.    Secretary           1998         (2)       36,392           67

William S. Lance           Treasurer           1998        1991          684           39



(1)All shares are owned individually or jointly with a spouse unless otherwise indicated.
    For additional  details on the shares  beneficially  owned,  see "Beneficial
Ownership by Directors and Principal Officers" on page 4.

(2)Messrs. DeNaples and Cestone are non-management members of the Board of Directors of the Company.

                         PRINCIPAL OFFICERS OF THE BANK

         The following table sets forth selected information about the principal officers of the bank, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:

                                                                            Number of
                            Office and                        Bank             Shares        Age as  of
                           Position with                    Employee       Beneficially     February 28,
Name                         the Bank        Held Since       Since         Owned (1)           1999
----                         --------        ----------    ------------      ----------         -----
Louis A. DeNaples (1)      Chairman of         1988            (2)            174,422            58
                           the Board

J David Lombardi (1)       President and       1988            1981            27,720            50
                           Chief Executive
                           Officer

Gerard A. Champi           Executive           1998            1991             1,724            38
      (3)(4)               Vice President

Thomas P. Tulaney          Executive           1998            1994             1,210            39
      (5)(6)               Vice President

Stephen J. Kavulich        First Senior        1998            1991             6,636            53
     (7)(8)                Vice President

William S. Lance           Senior Vice         1994            1991               684            39
     (1)(9)                President



(1) All shares are owned individually or jointly with a spouse unless otherwise indicated.
    For additional details on the shares beneficially owned, see "Beneficial
    Ownership by Directors and Principal Officers" on page 4.
(2) Mr. Louis A. DeNaples is a non-management member of the Board of Directors of the Bank.
(3) Mr. Champi is the Retail Sales and Operations Division Manager
(4) Includes 1,484 shares held in street name and 240 shares as custodian for his minor children.
(5) Mr. Tulaney is the Commercial Sales Division Manager.
(6) Includes 1,210 shares held in street name.
(7) Mr. Kavulich is the Loan Administration/Compliance and Bank Operations
    Division Manager.
(8) Includes 2,324 shares held individually by his spouse and 1,856 shares held as custodian for his minor children.
(9) Mr. Lance is the Finance Control Division Manager

                              INDEPENDENT AUDITORS

         Demetrius & Company, L.L.C., Certified Public Accountants, of Wayne, New Jersey, has been appointed as the independent auditor for the company for the fiscal year ending December 31, 1999. Services for 1999 will include an audit and opinion on the consolidated financial statements of the company as well as a review of the schedules to be included in the company's Form 10-K filing with the Securities and Exchange Commission. All professional services rendered by Demetrius and Company will be furnished at customary rates and terms after approval by the Board of Directors. Demetrius & Company served as the company's independent auditors for the 1998 fiscal year.

         Robert Rossi & Co. has been retained as assistant auditor and as such will perform all audit procedures necessary for the purpose of assisting the lead auditor in their expression of an opinion on the company's financial statements. In addition to performing customary audit services, Robert Rossi & Co. will assist the company with the preparation of its federal and state tax returns, and will provide assistance in connection with regulatory matters, charging the company for such services at its customary hourly billing rates. Robert Rossi and Co. was retained in the same capacity during 1998. These non-audit services are approved by the company's and the bank's Boards of Directors after the Boards of Directors review of the nature and expense associated with such services and their conclusion that there is no effect on the independence of the accountants.


                                LEGAL PROCEEDINGS

         The nature of the company's and the bank's business generates a certain amount of litigation involving matters arising in the ordinary course of business. However, in the opinion of management of the company and the bank, there are no proceedings pending to which the company and the bank is a party or to which their property is subject, which, if determined adversely to the company and the bank, would be material in relation to the company's and the bank's undivided profits or financial condition, nor are there any proceedings pending other than ordinary routine litigation incident to the business of the company and the bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the company and the bank by government authorities or others.

                              SHAREHOLDER PROPOSALS

         Any shareholder who wishes to submit a proposal for inclusion in the company's proxy statement for its 2000 Annual Meeting of Shareholders must deliver such proposal in writing to William S. Lance, Treasurer, First National Community Bancorp, Inc. at the administrative offices of the company at 102 East Drinker Street, Dunmore, PA 18512, not later than December 23, 1999.


                                  OTHER MATTERS

         The Board of Directors knows of no other business which will be presented for consideration at the meeting other than as stated in the Notice of Meeting. However, if other matters properly come before the meeting, such matters will be voted in accordance with the recommendations of the Board of Directors, and authority to do so is included in the Proxy.


                             ADDITIONAL INFORMATION

         A copy of the company's Annual Report for its fiscal year ended December 31, 1998, was mailed on March 31, 1999. A representative of the accounting firm which examined the financial statements in the Annual Report will attend the Annual Meeting. This representative will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the Annual Meeting.



     DATED: April 19, 1999

                                           /s/ J. David Lombardi
                                           By:  J. DAVID LOMBARDI
                                           President and Chief Executive Officer